UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1400 West 94th Street
Minneapolis, MN 55431
(Address of principal executive offices)

(952) 887-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	DCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2022, Donaldson Company, Inc. (“Donaldson”) announced the appointment of Rick Olson and Jacinth Smiley to its Board of Directors, effective January 27, 2022. Mr. Olson was appointed to serve on the Corporate Governance Committee and Human Resources Committee of the Board and Ms. Smiley was appointed to serve on the Audit Committee of the Board.

Compensatory arrangements for Mr. Olson and Ms. Smiley will be consistent with the Company’s previously disclosed standard arrangements for non-employee directors. Such arrangements are described in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders filed on October 6, 2021, under the heading “Director Compensation.”

The Company also announced upcoming retirements from the Board. John Wiehoff and Mike Hoffman will not stand for re-election when their terms end at the 2022 Annual Meeting of Stockholders.

A copy of the press release that discusses these matters is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated January 27, 2022, issued by Donaldson Company, Inc.
104 Cover page interactive data file (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DONALDSON COMPANY, INC.

Date:	January 27, 2022	By:	/s/ Amy C. Becker
Amy C. Becker Vice President, General Counsel and Secretary

Exhibit 99.01

For more information, contact:
Sarika Dhadwal (952) 887-3753
Sarika.Dhadwal@Donaldson.com

Donaldson Company Announces Appointment of Two New Directors

MINNEAPOLIS (January 27, 2022) — Donaldson Company, Inc. (NYSE: DCI) today announced the appointment of Rick Olson and Jacinth Smiley to its board of directors, effective January 27, 2022. The Company also announced that John Wiehoff and Mike Hoffman will not stand for re-election when their terms end in November at the 2022 Annual Meeting of Stockholders after 18 and 16 years of service, respectively.

Rick Olson, 57, is chairman, president and chief executive officer of The Toro Company, provider of outdoor maintenance and beautification products. Olson was elected chairman of Toro’s board in November 2017, and as president and chief executive officer in November 2016. He joined Toro in 1986 and held various leadership positions prior to his election as chief executive officer. Olson earned a Bachelor of Science in industrial technology from Iowa State University and an MBA from the University of Minnesota – Carlson School of Management. He will also serve on the Corporate Governance Committee and Human Resources Committee of the Donaldson Board.

Jacinth Smiley, 53, is executive vice president and chief financial officer of Hormel Foods, a leading global branded food company. Previously, she was vice president and chief accounting officer at LyondellBasell. Prior to joining LyondellBasell, Smiley spent twenty years with General Electric (GE) in various finance roles across multiple industries, most recently as chief financial officer North America for GE Oil and Gas. She graduated from the University of Connecticut with a Bachelor of Science degree in Accounting and is a Certified Public Accountant. She will also serve on the Audit Committee of the board.

“On behalf of the board, I am pleased to welcome Rick and Jacinth to our team. Rick’s extensive knowledge and success in leading the Toro team will add tremendous value to Donaldson as we continue to profitably grow and strategically diversify. Jacinth has decades of demonstrated global financial leadership experience and her industry expertise will allow her to provide an important perspective to the Company,” said Tod Carpenter, chairman, president, and chief executive officer of Donaldson. “I would also like to extend my sincere gratitude to John Wiehoff and Mike Hoffman for their dedication and service on our board.”

About Donaldson Company, Inc.

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Our diverse, skilled employees at over 140 locations on six continents partner with customers—from small business owners to the world’s biggest OEM brands—to solve complex filtration challenges. Discover how Donaldson is Advancing Filtration for a Cleaner World at www.Donaldson.com.

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